Exhibit 99.1

Intellia Therapeutics Announces FDA Clearance of

Investigational New Drug (IND) Application to Initiate a Pivotal Phase 3 Trial of NTLA-2001 for the Treatment of Transthyretin (ATTR) Amyloidosis with Cardiomyopathy

•	NTLA-2001 is the first-ever investigational in vivo CRISPR-based gene editing therapy cleared to enter late-stage clinical development

CAMBRIDGE, Mass., Oct. 18, 2023 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading clinical-stage genome editing company focused on developing potentially curative therapies leveraging CRISPR-based technologies, today announced that the U.S. Food and Drug Administration (FDA) has cleared the company’s Investigational New Drug (IND) application for NTLA-2001 for the treatment of transthyretin (ATTR) amyloidosis with cardiomyopathy. The global Phase 3 study of NTLA-2001, an in vivo CRISPR-based gene editing candidate, is expected to initiate by year-end 2023.

“The FDA clearance of the NTLA-2001 IND application allows us to initiate a pivotal Phase 3 trial in the United States, marking the first in vivo CRISPR-based candidate to begin late-stage clinical development. This is another important step forward for Intellia and our collaborator, Regeneron, as we aim to establish a new standard of care for the treatment of ATTR amyloidosis,” said Intellia President and Chief Executive Officer John Leonard, M.D. “We are thrilled to further advance NTLA-2001 and our pipeline of investigational gene editing therapies as we embark on a new era in medicine. We look forward to sharing additional information about the Phase 3 study at our upcoming quarterly earnings webcast, being held on Thursday, November 9.”

About NTLA-2001

Based on Nobel Prize-winning CRISPR/Cas9 technology, NTLA-2001 could potentially be the first single-dose treatment for ATTR amyloidosis. NTLA-2001 is the first investigational CRISPR therapy candidate to be administered systemically, or through a vein, to edit genes inside the human body. Intellia’s proprietary non-viral platform deploys lipid nanoparticles to deliver to the liver a two-part genome editing system: guide RNA specific to the disease-causing gene and messenger RNA that encodes the Cas9 enzyme, which carries out the precision editing. Robust preclinical and clinical data, showing deep and long-lasting transthyretin (TTR) reduction following in vivo inactivation of the target gene, supports NTLA-2001’s potential as a single-administration therapeutic. Intellia leads development and commercialization of NTLA-2001 as part of a multi-target discovery, development and commercialization collaboration with Regeneron. The global Phase 1 trial is an open-label, multi-center, two-part study of NTLA-2001 in adults with hereditary transthyretin amyloidosis with polyneuropathy (ATTRv-PN) or transthyretin amyloidosis with cardiomyopathy (ATTR-CM). The trial is now closed for enrollment. Visit clinicaltrials.gov (NCT04601051) for more details.

About Transthyretin (ATTR) Amyloidosis

Transthyretin amyloidosis, or ATTR amyloidosis, is a rare, progressive and fatal disease. Hereditary ATTR (ATTRv) amyloidosis occurs when a person is born with mutations in the TTR gene, which causes the liver to produce structurally abnormal transthyretin (TTR) protein with a propensity to misfold. These damaged proteins build up as amyloid in the body, causing serious complications in multiple tissues, including the heart, nerves and digestive system. ATTRv amyloidosis predominantly manifests as polyneuropathy (ATTRv-PN), which can lead to nerve damage, or cardiomyopathy (ATTRv-CM), which can lead to heart failure. Some individuals without the genetic mutation produce non-mutated, or wild-type TTR proteins that become unstable over time, misfolding and aggregating in disease-causing amyloid deposits. This condition, called wild-type ATTR (ATTRwt) amyloidosis, primarily affects the heart. There are an estimated 50,000 people worldwide living with ATTRv amyloidosis and between 200,000 and 500,000 people with ATTRwt amyloidosis.

About Intellia Therapeutics

Intellia Therapeutics, a leading clinical-stage genome editing company, is developing novel, potentially curative therapeutics leveraging CRISPR-based technologies. To fully realize the transformative potential of CRISPR-based technologies, Intellia is pursuing two primary approaches. The company’s in vivo programs use intravenously administered CRISPR as the therapy, in which proprietary delivery technology enables highly precise editing of disease-causing genes directly within specific target tissues. Intellia’s ex vivo programs use CRISPR to create the therapy by using engineered human cells to treat cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its robust intellectual property portfolio, have enabled the company to take a leadership role in harnessing the full potential of genome editing to create new classes of genetic medicine. Learn more at intelliatx.com. Follow us on X (formerly known as Twitter) @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding: the safety, efficacy, success and advancement of its pipeline of investigational gene editing therapies, including its clinical program for NTLA-2001 for the treatment of transthyretin (ATTR) amyloidosis with cardiomyopathy pursuant to its clinical trial applications and investigational new drug application; the initiation, enrollment, dosing and completion of its clinical trials, including its ability to initiate a global Phase 3 study of NTLA-2001 by year-end 2023.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation, enrollment and conduct of studies and other development requirements for its product candidates, including NTLA-2001; the risk that any one or more of Intellia’s product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies, such as its clinical studies of NTLA-2001, will not be predictive of future results of future studies for the same product candidate or Intellia’s other product candidates; and risks related to Intellia’s reliance on collaborations, including that its collaboration with Regeneron will not continue or will not be successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent quarterly report on Form 10-Q as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

ian.karp@intelliatx.com

Lina Li

Senior Director, Investor Relations and Corporate Communications

lina.li@intelliatx.com

Media:

Matt Crenson

Ten Bridge Communications

media@intelliatx.com

mcrenson@tenbridgecommunications.com

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